UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 29, 2006
PEERLESS MFG. CO.
(Exact Name Of Registrant As Specified In Charter)

Texas	0-5214	75-0724417
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
2819 Walnut Hill Lane
Dallas, Texas 75229
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 357-6181

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Consulting Agreement

Item 1.01. Entry into a Material Definitive Agreement.
     As previously announced, the Board of Directors (the “Board”) of Peerless Mfg. Co. (the “Company”) accepted the resignation of Sherrill Stone as President and Chief Executive Officer in connection with his retirement from the Company, effective as of June 30, 2006. Mr. Stone will continue in his position as the Company’s Chairman and member of the Board.
     On June 29, 2006, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Stone. Pursuant to the Consulting Agreement, Mr. Stone will provide consulting services to the Company for a one-year period. Mr. Stone will receive $150,000 for his services, payable in equal installments over the term of the Consulting Agreement.
     The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the text of the Consulting Agreement, a copy of which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement, dated June 29, 2006, by and between the Company and Sherrill Stone

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS MFG. CO.

By:	/s/ Henry G. Schopfer, III

Henry G. Schopfer, III,
Chief Financial Officer
Date: July 6, 2006